Exhibit 99.1
Ingram Micro Reports Fiscal Fourth Quarter and Full Fiscal Year 2024 Financial Results

•Fourth quarter net sales of $13.3 billion, up 2.5% from the prior-year period in US Dollars, and up 3.3% from the prior-year period on an FX neutral basis
•Fourth quarter net income of $83.1 million and non-GAAP net income(1) of $213.1 million
•Fourth quarter diluted earnings per share (“EPS”) of $0.36 and non-GAAP diluted EPS(1) of $0.92
•Fourth quarter cash provided by operations of $310.0 million and adjusted free cash flow(1) of $337.2 million
•Full year cash provided by operations of $333.8 million and adjusted free cash flow(1) of $443.3 million
•$483.1 million dollars of debt repaid in 2024 and $1.56 billion of debt repaid since the beginning of 2022
•Declared a cash dividend of $0.074 per share of common stock, payable on March 25, 2025, to stockholders of record as of March 11, 2025
•Authorized share repurchase plan of up to $75 million in connection with any secondary public offerings prior to February 26, 2026

IRVINE, Calif.— (BUSINESS WIRE) —March. 4, 2025—Ingram Micro Holding Corporation (NYSE: INGM) (“Ingram Micro” or the “Company”) today reported fiscal fourth quarter and fiscal year-end results for the period ended December 28, 2024. The Company reported fourth quarter net sales of $13.3 billion, net income on a GAAP basis of $83.1 million or $0.36 per share, and non-GAAP net income of $213.1 million or $0.92 per share.(1) Included in these results is the discrete impact of charges in India totaling $0.07 per share as further described below.

“We are pleased with our Q4 performance where we saw a return to year-over-year revenue growth, driven by strong performance in Cloud and in Client and Endpoint Solutions,” said Paul Bay, Ingram Micro’s Chief Executive Officer. “We are well positioned to continue this momentum into 2025. Entering 2025, our strategy of innovating and differentiating on the platform continues to gain momentum, as our core lines of business return to growth. The technology investments we have made position us well to help our customers and vendor partners gain operational efficiencies.”

“Our full year results highlight our focus on working capital management and profitable growth. We generated strong adjusted free cash flow of $443.3 million during the year and repaid $483 million of our term loan balance,” said Mike Zilis, Ingram Micro’s Chief Financial Officer. “We will be paying a quarterly dividend beginning in the first quarter of 2025. Our commitment to disciplined spend and quality of revenue will remain key to our strategy in 2025.”

Consolidated Fiscal Fourth Quarter 2024 Results(1)

	Thirteen Weeks Ended December 28, 2024		Thirteen Weeks Ended December 30, 2023		2024 vs. 2023
($ in thousands, except per share data)	Amount	% of Net Sales	Amount	% of Net Sales
Net sales	$13,344,670		$13,019,501		$325,169
Gross profit	936,085	7.01%	978,660	7.52%	(42,575)
Income from operations	248,500	1.86%	330,935	2.54%	(82,435)
Net income	83,116	0.62%	136,524	1.05%	(53,408)
Adjusted Income from Operations	305,237	2.29%	372,831	2.86%	(67,594)
Adjusted EBITDA	418,061	3.13%	435,390	3.34%	(17,329)
Non-GAAP Net Income	213,097	1.60%	220,902	1.70%	(7,805)
EPS:
Basic	$0.36		$0.61
Diluted	$0.36		$0.61
Non-GAAP EPS:
Basic	$0.92		$0.99
Diluted	$0.92		$0.99

Consolidated Fiscal Fourth Quarter 2024 Financial Highlights

•Net sales totaled $13.3 billion, compared to $13.0 billion in the prior fiscal fourth quarter, representing an increase of 2.5%. The year-over-year increase was primarily a result of higher net sales in our North America, Asia-Pacific and Latin America regions, partially offset by a net sales decline in our EMEA region. The translation impact of foreign currencies relative to the US Dollar had an approximate 0.8% negative impact on the year-over-year net sales comparison.

•Gross profit was $936.1 million, compared to $978.7 million in the prior fiscal fourth quarter.

•Gross margin was 7.01%, compared to 7.52% in the prior fiscal fourth quarter. The year-over-year decrease in gross margin was driven by a shift in sales mix towards our lower-margin client and endpoint solutions net sales, as well as mix towards the lower-margin, lower cost-to-serve Asia-Pacific region and a higher mix of large enterprise project sales, which typically yield lower margins.

•Income from operations was $248.5 million, compared to $330.9 million in the prior fiscal fourth quarter. Adjusted income from operations was $305.2 million, compared to $372.8 million in the prior fiscal fourth quarter. Included in the results for the fiscal fourth quarter of 2024 is $34.1 million of selling, general and administrative (“SG&A”) expenses, or 26 basis points of net sales, representing the value of restricted stock units that immediately vested in connection with our initial public offering (“IPO”) in October 2024. Also included in these results are the impacts of discrete charges in India, which yielded inventory write-offs impacting gross profit by $9.1 million, or 7 basis points of net sales, and goods and services tax charges and higher professional services costs impacting operating expenses by $11.2 million, or 8 basis points of net sales in the 2024 quarter.

•Income from operations margin was 1.86%, compared to 2.54% in the prior fiscal fourth quarter. Adjusted income from operations margin was 2.29% compared to 2.86% in the prior fiscal fourth quarter. This year-over-year decrease was primarily due to the mix shift in net sales and resulting impact on gross margins, as well as the impact of restricted stock units vesting and the India charges noted above which negatively impacted the current year margin by 41 basis points.

•Adjusted EBITDA was $418.1 million, compared to $435.4 million in the prior fiscal fourth quarter.

•Diluted EPS was $0.36, compared to $0.61 in the prior fiscal fourth quarter. Non-GAAP diluted EPS was $0.92, compared to $0.99 in the prior fiscal fourth quarter. The EPS impact of the India items noted above was $0.07.

•Cash provided in operations was $310.0 million, compared to $0.9 million used in operations in the prior fiscal fourth quarter, and adjusted free cash flow was $337.2 million, compared to $13.4 million in the prior fiscal fourth quarter.

Regional Fiscal Fourth Quarter 2024 Financial Highlights

North America

Net sales were $4.7 billion, compared to $4.5 billion in the prior fiscal fourth quarter. The year-over-year increase in North American net sales was driven by strength across all lines of business, particularly PCs, server and storage. Net sales in the current year were particularly strong with our large enterprise customers.

Income from operations was $115.2 million, compared to $125.3 million in the prior fiscal fourth quarter. The year-over-year decrease was impacted by an increase of $8.6 million in restructuring charges taken in the current year fiscal fourth quarter.

Income from operations margin was 2.47%, compared to 2.76% in the prior fiscal fourth quarter, primarily due to a shift in sales mix towards our lower-margin client and endpoint solutions and enterprise customers as well as restructuring costs impacting the current year fiscal fourth quarter by 17 basis points. These impacts were partially offset by continued optimization of our operating expenses, including restructuring actions taken in 2023 and early 2024.

EMEA

Net sales were $4.1 billion, a decrease of 1.5% compared to the prior fiscal fourth quarter. The year-over-year decrease in EMEA net sales was primarily a result of a decrease in advanced solutions, partially offset by modest growth in client and endpoint solutions.

Income from operations was $90.9 million, compared to $106.9 million in the prior fiscal fourth quarter. The year-over-year decrease was impacted by an increase of $4.3 million in restructuring charges taken in the current year fiscal fourth quarter.

Income from operations margin was 2.23%, compared to 2.59% in the prior fiscal fourth quarter. The year-over-year decrease in income from operations margin was primarily due to a shift in sales mix towards our lower-margin client and endpoint solutions, as well as restructuring costs impacting the current year fiscal fourth quarter by 11 basis points.

Asia-Pacific

Net sales were $3.6 billion, compared to $3.3 billion in the prior fiscal fourth quarter. The increase in Asia-Pacific net sales was driven by net sales of client and endpoint solutions, led by growth in tablets and consumer electronics product sales, partially offset by softer advanced solutions.

Income from operations was $53.5 million, compared to $76.4 million in the prior fiscal fourth quarter.

Income from operations margin was 1.49%, compared to 2.29% in the prior fiscal fourth quarter. These regional results include a 56 basis point negative impact of the discrete charges in India noted previously. The remaining year-over-year decrease in income from operations margin was primarily the result of a greater mix of lower-margin client and endpoint solutions offset partially by improved operating expense leverage.

Latin America

Net sales were $1.0 billion in both the current and prior fiscal fourth quarter. The 0.9% decrease in Latin American net sales was primarily driven by currency translation rates, which had a negative impact of 8.4% on the year-over-year comparison of net sales. All lines of business grew year-over-year on an FX neutral basis.

Income from operations was $44.1 million, compared to $34.1 million in the prior fiscal fourth quarter.

Income from operations margin was 4.35%, compared to 3.34% in the prior fiscal fourth quarter. The year-over-year increase in income from operations margin was a result of strong sales growth in higher-margin advanced solutions and cloud offerings.

Consolidated Fiscal 2024 Results(1)

	Fiscal Year Ended December 28, 2024		Fiscal Year Ended December 30, 2023		2024 vs. 2023
($ in thousands, except per share data)	Amount	% of Net Sales	Amount	% of Net Sales
Net sales	$47,983,671		$48,040,364		$(56,693)
Gross profit	3,444,945	7.18%	3,547,137	7.38%	(102,192)
Income from operations	817,923	1.70%	944,347	1.97%	(126,424)
Net income	264,222	0.55%	352,712	0.73%	(88,490)
Adjusted Income from Operations	999,661	2.08%	1,103,561	2.30%	(103,900)
Adjusted EBITDA	1,318,634	2.75%	1,353,092	2.82%	(34,458)
Non-GAAP Net Income	627,886	1.31%	638,118	1.33%	(10,232)
EPS:
Basic	$1.18		$1.59
Diluted	$1.18		$1.59
Non-GAAP EPS:
Basic	$2.79		$2.87
Diluted	$2.79		$2.87

Consolidated Fiscal 2024 Financial Highlights

•Net sales totaled $48.0 billion, representing a decrease of 0.1% from the prior fiscal year, although the translation impact of foreign currencies relative to the US Dollar had an approximate 0.4% negative impact on this year-over-year comparison. While net sales showed strong growth in the Asia-Pacific region through the year, this was offset by softer results in the other three regions.

•Gross profit was $3,444.9 million, compared to $3,547.1 million in the prior fiscal year.

•Gross margin was 7.18%, compared to 7.38% in the prior fiscal year. The year-over-year decrease in gross margin was driven by generally stronger volumes in our lower-margin client and endpoint solutions net sales as well as an overall mix shift towards our lower-margin, lower cost-to-serve Asia-Pacific region.

•Income from operations was $817.9 million, compared to $944.3 million in the prior fiscal year. Adjusted income from operations was $999.7 million, compared to $1,103.6 million in the prior fiscal year.

•Income from operations margin was 1.70%, compared to 1.97% in the prior fiscal year. Adjusted income from operations margin was 2.08%, compared to 2.30% in the prior fiscal year. This year-over-year decrease was primarily due to a mix shift towards our lower-margin client and endpoint solutions net sales, while cost controls and reduction actions taken in 2024 and earlier yielded positive operating expense leverage year-over-year. Included in the results for fiscal 2024 are discrete charges in India that impacted gross margin and income from operations as well as the stock-based compensation charge with our IPO. Combined these factors contributed to a 13 basis point negative impact on income from operations margin.

•Adjusted EBITDA was $1,318.6 million, compared to $1,353.1 million in the prior year.

•Diluted EPS was $1.18, compared to $1.59 in the prior fiscal year. Non-GAAP diluted EPS was $2.79, compared to $2.87 in the prior fiscal year.

•Cash provided by operations was $333.8 million, compared to $58.8 million in the prior fiscal year, and adjusted free cash flow was $443.3 million, compared to $19.9 million in the prior fiscal year. We continue to manage our balance sheet with a focus on return on investment, profitable growth, and quality of net sales over time.

Regional Fiscal 2024 Financial Highlights

North America

Net sales were $17.4 billion, compared to $18.2 billion in the prior fiscal year. The year-over-year decrease in North American net sales was driven by declines in advanced solutions and client and endpoint solutions, partially offset by strong growth in cloud and other.

Income from operations was $322.2 million, compared to $350.9 million in the prior fiscal year.

Income from operations margin was 1.85%, compared to 1.93% in the prior fiscal year. The year-over-year decrease in income from operations margin was primarily due to a shift in sales mix towards our lower-margin client and endpoint solutions, partially offset by continued optimization of our operating expenses, including restructuring actions taken in 2023 and early 2024.

EMEA

Net sales were $14.3 billion, a decrease of 1.5% compared to the prior fiscal year. The year-over-year decrease in EMEA net sales was primarily a result of a decrease in advanced solutions, partially offset by solid growth in cloud and modest growth in client and endpoint solutions.

Income from operations was $259.4 million, compared to $317.2 million in the prior fiscal year. The year-over-year decrease was impacted by an increase of $13.9 million in restructuring charges taken in the current year.

Income from operations margin was 1.82%, compared to 2.19% in the prior fiscal year. The year-over-year decrease in income from operations margin was primarily due to a shift in sales mix towards our lower-margin client and endpoint solutions, including a challenging comparison to prior year where margins and vendor programs were stronger, particularly on certain supply-constrained products mainly in advanced solutions. The restructuring charges noted above, as well as an increase in SG&A expenses driven by inflationary and other factors, also impacted this year-over-year comparison.

Asia-Pacific

Net sales were $12.8 billion, compared to $11.6 billion in the prior fiscal year. The increase in Asia-Pacific net sales was driven by stronger net sales of client and endpoint solutions, led by growth in smartphones and consumer electronics. The translation impact of foreign currencies relative to the US Dollar had an approximate 1% negative impact on the year-over-year net sales comparison.

Income from operations was $223.4 million, compared to $247.1 million in the prior fiscal year. The year-over-year decrease was impacted by an increase of $5.7 million in restructuring charges taken in the current year.

Income from operations margin was 1.75% compared to 2.14% in the prior fiscal year. The year-over-year decrease in income from operations margin was primarily the result of a mix shift towards lower-margin client and endpoint solutions offset partially by improved operating expense leverage. The year-over-year comparison was also negatively impacted by 23 basis points from the discrete charges in India previously noted in the fiscal fourth quarter of 2024 as well as a 5 basis point increase in restructuring charges noted above.

Latin America

Net sales were $3.6 billion, compared to $3.8 billion in the prior fiscal year. The decrease in Latin American net sales was primarily driven by declines in net sales of advanced solutions and client and endpoint solutions, partially offset by robust growth in cloud. Furthermore, the translation impact of foreign currencies to the US Dollar had an approximate 3% negative impact on year-over-year net sales comparisons.

Income from operations was $119.6 million, compared to $93.5 million in the prior fiscal year.

Income from operations margin was 3.33% compared to 2.47% in the prior fiscal year. The year-over-year increase in income from operations margin was a result of stronger gross margins across most categories coupled with strong operating expense management throughout the year. Latin America’s operating margin also benefited by 47 basis points year-over-year related to an improvement in bad debt expenses due to a single project that generated reserves in 2023, but for which amounts were collected and reserves reversed in 2024.

Fiscal First Quarter 2025 Outlook

The following outlook is forward-looking, based on the Company’s current expectations for the fiscal first quarter of 2025, and actual results may differ materially from what is indicated. We provide EPS guidance on a non-GAAP basis because certain information necessary to reconcile such guidance to GAAP is difficult to estimate and dependent on future events outside of our control.(1)

	Thirteen Weeks Ended March 29, 2025
($ in millions, except per share data)	Low	High
Net sales	$11,425	$11,825
Gross profit	$785	$835
Non-GAAP Diluted EPS	$0.51	$0.61

Our fiscal first quarter guidance is reflective of a continued strengthening market in the North America and Latin America regions, but with heavier concentration towards client and endpoint solutions, as well as large enterprise customers. A softer demand environment in western European markets and significant competitive pressures on pricing of large projects in India are also factors in our outlook on gross profit in the fiscal first quarter of 2025. Our guidance assumes an effective tax rate of approximately 30% on a non-GAAP basis, and 234.9 million diluted shares outstanding.

Dividend Payment

The Company’s board of directors has declared a cash dividend of $0.074 per share of the Company’s common stock. The dividend is payable on March 25, 2025, to stockholders of record as of March 11, 2025.

Share Repurchase Plan

The Company’s board of directors has also approved a share repurchase plan whereby, from time to time, the Company may repurchase up to $75 million of the Company’s common stock in connection with one or more secondary public offerings by Imola JV Holdings, L.P., our controlling stockholder, when an independent committee of the board of directors deems such repurchases are appropriate. Such repurchase authority expires on February 26, 2026.

Fiscal Fourth Quarter 2024 Earnings Call Details:

Ingram Micro’s management will host a call to discuss its results on Tuesday, March 4, 2025, at 2:00 p.m. Pacific time (5:00 p.m. Eastern time).

A live webcast of the conference call will be accessible from the Ingram Micro investor relations website at https://ir.ingrammicro.com. The call can also be accessed at 201-689-8796 and 877-407-9781.

A telephonic replay will be available through Tuesday, March 18, 2025, at 877-660-6853 or 201-612-7415, access code 13751726. A replay of the webcast will also be available at https://ir.ingrammicro.com.

About Ingram Micro

Ingram Micro (NYSE: INGM) is a leading technology company for the global information technology ecosystem. With the ability to reach nearly 90% of the global population, we play a vital role in the worldwide IT sales channel, bringing products and services from technology manufacturers and cloud providers to business-to-business technology experts. Through Ingram Micro Xvantage™, our AI-powered digital platform, we deliver a singular business-to-consumer-like experience. We also provide a broad range of technology services, including financing, specialized marketing, and lifecycle management, as well as technical pre- and post-sales professional support. For more information, please visit www.ingrammicro.com.

(1) Use of Non-GAAP Financial Measures

In addition to presenting financial results that have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), we have included in this release some or all of the following non-GAAP financial measures—adjusted income from operations, EBITDA, adjusted EBITDA, return on invested capital (“ROIC”), adjusted ROIC, non-GAAP net income, adjusted free cash flow, and non-GAAP EPS—which are financial measures that are not required by or presented in accordance with GAAP. We believe that these non-GAAP financial measures are useful in evaluating our business and the underlying trends that are affecting our performance. These non-GAAP measures are primary indicators that our management uses internally to conduct and measure its business and evaluate the performance of its consolidated operations, ongoing results, and trends. Our management believes these non-GAAP financial measures are useful as they provide meaningful comparisons to prior periods and an alternate view of the impact of acquired businesses. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business. A material limitation associated with these non-GAAP measures as compared to the GAAP measures is that they may not be comparable to other companies with similarly titled items that present related measures differently. The non-GAAP measures should be considered as a supplement to, and not as a substitute for or superior to, the corresponding measures calculated in accordance with GAAP. See “Schedule A: Reconciliation of Non-GAAP Financial Measures” in the “Supplemental Information” section further below for reconciliations of non-GAAP financial measures to the most directly comparable financial measure stated in accordance with GAAP.

Safe Harbor Statement

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” or “anticipates,” or similar expressions which concern our strategy, plans, projections or intentions. These forward-looking statements are included throughout this release and relate to matters such as our industry, growth strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources, and other financial and operating information. By their nature, forward-looking statements: speak only as of the date they are made; are not statements of historical fact or guarantees of future performance; and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs, and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, and projections will result or be achieved, and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

There are a number of risks, uncertainties, and other important factors that could cause our actual results to differ materially from the forward-looking statements contained in this release. Such risks, uncertainties, and other important factors include, among others, the risks, uncertainties, and factors included within the filings we make with the SEC from time to time and the following: general economic conditions; our estimates of the size of the markets for our products and services; our ability to identify and integrate acquisitions and technologies into our platform; our plans to continue to expand; the provision of transition services to the buyer in the sale of a substantial portion of our Commerce & Lifecycle Services business and our ability to adjust our cost base as those transition service agreements expire; our ability to continue to successfully develop and deploy Ingram Micro Xvantage™; the effect of the COVID-19 pandemic on our business; our ability to retain and recruit key personnel; the competition our products and services face and our ability to adapt to industry changes, including supply constraints for many categories of technology; current and potential litigation involving us; the global nature of our business, including the various laws and regulations applicable to us; the effect of various political, geopolitical, and economic issues, including tariffs, and our ability to comply with laws and regulations we are subject to, both in the United States and internationally; our financing efforts; our relationships with our customers, OEMs, and suppliers; our ability to maintain and protect our intellectual property; the performance and security of our services, including information processing and cybersecurity provided by third parties; our ownership structure; our dependence upon Ingram Micro Inc. and its controlled subsidiaries for our results of operations, cash flows, and distributions; and our status as a “controlled company” and the extent to which the interests of Platinum Equity, LLC together with its affiliated investment vehicles (“Platinum”) conflict with our interests or the interests of our stockholders.

Ingram Micro, Xvantage, and associated logos are trademarks of Ingram Micro Inc. (an indirect subsidiary of Ingram Micro Holding Corporation) or its licensors.

Contact:

Investor Relations:
Willa McManmon
ir@ingrammicro.com

Results of Operations

INGRAM MICRO HOLDING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except par value and share data)
(Unaudited)

	December 28, 2024	December 30, 2023
ASSETS
Current assets:
Cash and cash equivalents	$918,401	$948,490
Trade accounts receivable (less allowances of $146,999 and $163,727, respectively)	9,448,354	8,988,799
Inventory	4,699,483	4,659,624
Other current assets	734,939	757,404
Total current assets	15,801,177	15,354,317
Property and equipment, net	482,503	452,613
Operating lease right-of-use assets	412,662	430,705
Goodwill	833,662	851,780
Intangible assets, net	772,571	880,433
Other assets	477,115	450,466
Total assets	$18,779,690	$18,420,314
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,005,824	$9,230,439
Accrued expenses and other	1,021,958	1,061,409
Short-term debt and current maturities of long-term debt	184,860	265,719
Short-term operating lease liabilities	93,889	105,564
Total current liabilities	11,306,531	10,663,131
Long-term debt, less current maturities	3,168,280	3,657,889
Long-term operating lease liabilities, net of current portion	369,493	366,139
Other liabilities	201,511	226,866
Total liabilities	15,045,815	14,914,025
Commitments and contingencies
Stockholders’ equity:
Class A Common Stock, par value $0.01, no shares authorized, issued and outstanding at December 28, 2024; and 251,015,810 shares authorized and 220,742,854 shares issued and outstanding at December 30, 2023	—	2,207
Class B Common Stock, par value $0.01, no shares authorized, issued and outstanding at December 28, 2024; 2,510,158 shares authorized and 1,657,146 shares issued and outstanding at December 30, 2023	—	17
Common Stock, par value $0.01, 2,000,000,000 shares authorized and 234,825,581 issued and outstanding at December 28, 2024; and no shares authorized, issued and outstanding at December 30, 2023	2,348	—
Additional paid-in capital	2,903,842	2,655,776
Retained earnings	1,337,399	1,079,776
Accumulated other comprehensive loss	(509,714)	(231,487)
Total stockholders’ equity	3,733,875	3,506,289
Total liabilities and stockholders’ equity	$18,779,690	$18,420,314

INGRAM MICRO HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)
(Unaudited)

	Fiscal Year	Fiscal Year	Fiscal Year
	2024	2023	2022
Net sales	$47,983,671	$48,040,364	$50,824,490
Cost of sales	44,538,726	44,493,227	47,131,098
Gross profit	3,444,945	3,547,137	3,693,392
Operating expenses (income):
Selling, general and administrative	2,588,668	2,583,993	2,716,234
Merger-related costs	—	—	1,910
Restructuring costs	38,354	18,797	10,138
Gain on CLS Sale	—	—	(2,283,820)
Total operating expenses	2,627,022	2,602,790	444,462
Income from operations	817,923	944,347	3,248,930
Other (income) expense:
Interest income	(45,335)	(34,977)	(22,911)
Interest expense	338,358	380,191	320,230
Net foreign currency exchange loss	22,901	42,070	69,597
Other expense	56,133	34,562	67,473
Total other (income) expense	372,057	421,846	434,389
Income before income taxes	445,866	522,501	2,814,541
Provision for income taxes	181,644	169,789	420,052
Net income	$264,222	$352,712	$2,394,489
Basic earnings per share	$1.18	$1.59	$10.77
Diluted earnings per share	$1.18	$1.59	$10.77

INGRAM MICRO HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Fiscal Year	Fiscal Year	Fiscal Year
	2024	2023	2022
Cash flows from operating activities:
Net income	$264,222	$352,712	$2,394,489
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Depreciation and amortization	189,331	184,148	197,111
Stock based compensation	34,067	—	—
(Gain) loss on marketable securities, net	(12,233)	(10,941)	14,340
Gain on CLS Sale	—	—	(2,283,820)
Gain on sale leaseback of German warehouse	—	—	(7,050)
Noncash charges for interest and bond discount amortization	26,374	31,424	33,419
Loss on repayment of term loans	1,927	4,872	10,724
Amortization of operating lease asset	128,935	108,644	101,263
Deferred income taxes	(14,984)	(55,164)	16,573
(Gain) loss on foreign exchange	(130)	1,989	(143,335)
Other	(1,164)	4,805	6,973
Changes in operating assets and liabilities, net of effects of acquisitions:
Trade accounts receivable	(1,060,810)	(299,833)	(590,576)
Inventory	(225,831)	772,396	(210,215)
Other assets	(18,917)	(75,597)	(30,322)
Accounts payable	976,171	(738,389)	349,744
Change in book overdrafts	134,652	(34,367)	10,411
Operating lease liabilities	(118,975)	(104,897)	(63,799)
Accrued expenses and other	31,204	(82,978)	(167,039)
Cash provided by (used in) operating activities	333,839	58,824	(361,109)
Cash flows from investing activities:
Capital expenditures	(142,703)	(201,535)	(135,785)
Proceeds from deferred purchase price of factored receivables	252,199	162,622	145,003
Issuance of notes receivable	(57,117)	—	—
Proceeds from note receivables	38,291	—	—
Proceeds from CLS sale, net of cash sold	—	23,977	2,977,825
Proceeds from sale leaseback of German warehouse	—	—	43,691
Other	14,871	(2,778)	(1,966)
Cash provided by (used in) investing activities	105,541	(17,714)	3,028,768
Cash flows from financing activities:
Payment of contingent consideration related to Imola Mergers	—	—	(250,000)
Dividends paid to shareholders	(6,174)	(10,462)	(1,753,697)
Change in unremitted cash collections from servicing factored receivables	(11,315)	(18,413)	17,831
Proceeds from issuance of common stock in initial public offering, net of underwriting discounts	241,164	—	—
Repayment of term loans	(483,100)	(560,000)	(517,500)
Gross proceeds from other debt	101,779	72,351	50,116
Gross repayments of other debt	(118,331)	(92,417)	(94,300)

	Fiscal Year	Fiscal Year	Fiscal Year
	2024	2023	2022
Net (repayments of) proceeds from revolving and other credit facilities	(66,998)	131,467	89,285
Repurchase of common stock for tax withholdings on equity awards	(14,164)	—	—
Purchase of Colsof shares	(22,621)	—	—
Other	(11,539)	(466)	(7,048)
Cash used in financing activities	(391,299)	(477,940)	(2,465,313)
Effect of exchange rate changes on cash and cash equivalents	(78,170)	65,183	(133,817)
Cash and cash equivalents classified within held for sale	—	—	23,729
(Decrease) increase in cash and cash equivalents	(30,089)	(371,647)	92,258
Cash and cash equivalents, beginning of year	948,490	1,320,137	1,227,879
Cash and cash equivalents, end of year	$918,401	$948,490	$1,320,137
Supplemental disclosures of cash flow information:
Cash payments during the year:
Interest	$336,431	$378,554	$320,025
Income taxes	$252,219	$271,541	$442,564
Supplemental disclosure of non-cash investing and financing information:
Proceeds not yet received from CLS sale	$—	$—	$23,997
Amounts obtained as a beneficial interest in exchange for transferring trade receivables in factoring arrangements	$261,667	$171,114	$147,882

Supplemental Information

SCHEDULE A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)

In addition to its reported results calculated in accordance with U.S. GAAP, the Company has included in this release adjusted income from operations, adjusted EBITDA, return on invested capital (“ROIC”), adjusted ROIC, non-GAAP net income, adjusted free cash flow, and non-GAAP EPS, which are defined as follows:

•Adjusted Income from Operations means income from operations plus (i) amortization of intangibles, (ii) restructuring costs incurred primarily related to employee termination benefits in connection with actions to align our cost structure in certain markets, (iii) integration and transition costs and (iv) the advisory fees paid to Platinum Advisors, LLC (“Platinum Advisors”), an entity affiliated with Platinum, under a corporate advisory services agreement (which has been terminated as a result of our IPO) (such terminated agreement, the “CASA”).

•We define Adjusted EBITDA as EBITDA (calculated as net income before net interest expense, income taxes, depreciation and amortization expenses) adjusted to give effect to (i) restructuring costs incurred primarily related to employee termination benefits in connection with actions to align our cost structure in certain markets, (ii) net realized and unrealized foreign currency exchange gains and losses including net gains and losses on derivative instruments not receiving hedge accounting treatment, (iii) costs of integration, transition, and operational improvement initiatives, as well as consulting, retention and transition costs associated with our organizational effectiveness programs charged to selling, general and administrative expenses, (iv) the advisory fees paid to Platinum Advisors under the CASA, (v) cash-based compensation expense associated with our cash-based long-term incentive program for certain employees in lieu of equity-based compensation prior to the IPO, (vi) stock-based compensation expense for restricted stock units issued in connection with our IPO, and (vii) certain other items as defined in our credit agreements.

•Return on Invested Capital is defined as net income divided by the invested capital for the period. Invested capital is equal to stockholders’ equity plus long-term debt plus short-term debt and the current maturities of long-term debt less cash and cash equivalents at the end of each period.

•Adjusted Return on Invested Capital is defined as Adjusted Net Income divided by the invested capital for the period. Adjusted Net Income for a particular period is defined as net income plus (i) other income/expense, (ii) amortization of intangibles, (iii) restructuring costs incurred primarily related to employee termination benefits in connection with actions to align our cost structure in certain markets, (iv) integration and transition costs, (v) the advisory fees paid to Platinum Advisors under the CASA, plus (vi) the GAAP tax provisions for and/or valuation allowances on items (i), (ii), (iii), (iv) and (v) plus (vii) the GAAP tax provisions for and/or valuation allowances on large non-recurring or discrete items.

•We define Non-GAAP Net Income as net income adjusted to give effect to (i) amortization of intangibles, (ii) restructuring costs incurred primarily related to employee termination benefits in connection with actions to align our cost structure in certain markets, (iii) net realized and unrealized foreign currency exchange gains and losses including net gains and losses on derivative instruments not receiving hedge accounting treatment, (iv) costs of integration, transition, and operational improvement initiatives, as well as consulting, retention and transition costs associated with our organizational effectiveness programs charged to selling, general and administrative expenses, (v) the advisory fees paid to Platinum Advisors under the CASA, (vi) cash-based compensation expense associated with our cash-based long-term incentive program for certain employees in lieu of equity-based compensation prior to our IPO, (vii) stock-based compensation expense for restricted stock units issued in connection with our IPO, (viii) certain other items as defined in our credit agreements, (ix) the GAAP tax provisions for and/or valuation allowances on items (i), (ii), (iii), (iv), (v), (vi), (vii), and (viii) and (x) the GAAP tax provisions for and/or valuation allowances on large non-recurring or discrete items. This metric differs from Adjusted Net Income, which is a component of Adjusted ROIC as described above.

•We define Adjusted Free Cash Flow as net income adjusted to give effect to (i) depreciation and amortization, (ii) other non-cash items and changes to non-working capital assets/liabilities, (iii) changes in working capital, (iv) proceeds from the deferred purchase price of factored receivables and (v) capital expenditures.

•We define non-GAAP basic EPS as Non-GAAP Net Income divided by the weighted-average shares outstanding during the period presented. Non-GAAP diluted EPS is calculated by dividing Non-GAAP Net Income by the weighted-average shares outstanding during the period presented, inclusive of the dilutive effect of participating securities.

The following is a reconciliation of income from operations to adjusted income from operations:

($ in thousands)	Thirteen Weeks Ended December 28, 2024	Thirteen Weeks Ended December 30, 2023	Fiscal Year Ended December 28, 2024	Fiscal Year Ended December 30, 2023
Income from operations	$248,500	$330,935	$817,923	$944,347
Amortization of intangibles	21,613	21,690	86,878	87,003
Restructuring costs	16,336	(293)	38,354	18,797
Integration and transition costs	17,158	14,249	36,126	28,414
Advisory fee	1,630	6,250	20,380	25,000
Adjusted Income from Operations	$305,237	$372,831	$999,661	$1,103,561

The following is a reconciliation of net income to adjusted EBITDA:

($ in thousands)	Thirteen Weeks Ended December 28, 2024	Thirteen Weeks Ended December 30, 2023	Fiscal Year Ended December 28, 2024	Fiscal Year Ended December 30, 2023
Net income	$83,116	$136,524	$264,222	$352,712
Interest income	(13,179)	(9,817)	(45,335)	(34,977)
Interest expense	80,568	95,440	338,358	380,191
Provision for income taxes	83,683	76,278	181,644	169,789
Depreciation and amortization	48,429	45,378	189,331	184,148
EBITDA	$282,617	$343,803	$928,220	$1,051,863
Restructuring costs	16,336	(293)	38,354	18,797
Net foreign currency exchange (gain) loss	(7,037)	23,429	22,901	42,070
Integration, transition and operational improvement costs	61,290	37,403	172,764	127,261
Advisory fee	1,630	6,250	20,380	25,000
Cash-based compensation expense	6,294	5,645	24,626	31,040
Stock-based compensation expense	34,067	—	34,067	—
Other	22,864	19,153	77,322	57,061
Adjusted EBITDA	$418,061	$435,390	$1,318,634	$1,353,092

The following is a reconciliation of net income to ROIC:

($ in thousands)	Thirteen Weeks Ended December 28, 2024	Thirteen Weeks Ended December 30, 2023	Fiscal Year Ended December 28, 2024	Fiscal Year Ended December 30, 2023
Net income	$83,116	$136,524	$264,222	$352,712

Stockholders' equity	3,733,875	3,506,289	3,733,875	3,506,289
Long-term debt	3,168,280	3,657,889	3,168,280	3,657,889
Short-term debt and current maturities of long-term debt	184,860	265,719	184,860	265,719
Cash and cash equivalents	(918,401)	(948,490)	(918,401)	(948,490)
Invested capital	$6,168,614	$6,481,407	$6,168,614	$6,481,407

Return on Invested Capital	5.4%	8.4%	4.3%	5.4%

Period in weeks for non-52 week periods	13	13	52	52
Number of weeks	52	52	52	52

The following is a reconciliation of net income to adjusted ROIC:

($ in thousands)	Thirteen Weeks Ended December 28, 2024	Thirteen Weeks Ended December 30, 2023	Fiscal Year Ended December 28, 2024	Fiscal Year Ended December 30, 2023
Net income	$83,116	$136,524	$264,222	$352,712
Pre-tax adjustments:
Other expense	81,701	118,133	372,057	421,846
Amortization of intangibles	21,613	21,690	86,878	87,003
Restructuring costs	16,336	(293)	38,354	18,797
Integration and transition costs	17,158	14,249	36,126	28,414
Advisory fee	1,630	6,250	20,380	25,000
Tax adjustments:
Tax impact of pre-tax adjustments (a)	(35,862)	(27,473)	(125,100)	(124,331)
Other discrete items (b)	7,142	(4,220)	6,846	(3,841)
Adjusted net income	$192,834	$264,860	$699,763	$805,600

Stockholders' equity	3,733,875	3,506,289	3,733,875	3,506,289
Long-term debt	3,168,280	3,657,889	3,168,280	3,657,889
Short-term debt and current maturities of long-term debt	184,860	265,719	184,860	265,719
Cash and cash equivalents	(918,401)	(948,490)	(918,401)	(948,490)
Invested Capital	$6,168,614	$6,481,407	$6,168,614	$6,481,407

Number of Days	91	91	364	364
Adjusted Return on Invested Capital	12.5%	16.3%	11.3%	12.4%
(a) Tax impact of pre-tax adjustments reflects the current and deferred income taxes associated with the above pre-tax adjustments in arriving at Adjusted Net Income.
(b) Other discrete items represent non-recurring adjustments resulting from valuation allowance adjustments of ($2,608) in the Thirteen Weeks Ended December 30, 2023 and the Fiscal Year Ended December 30, 2023; adjustments of uncertain tax liabilities of ($2,184) in the Fiscal Year Ended December 28, 2024; $4,788 non-recurring adjustments to certain deferred tax assets related to IRC Section 162(m) limitations on the tax deductibility of officers' compensation in the Thirteen Weeks Ended December 28, 2024 and the Fiscal Year Ended December 28, 2024; and other minor non-recurring items.

The following is a reconciliation of net income to non-GAAP net income:

($ in thousands)	Thirteen Weeks Ended December 28, 2024	Thirteen Weeks Ended December 30, 2023	Fiscal Year Ended December 28, 2024	Fiscal Year Ended December 30, 2023
Net income	$83,116	136,524	$264,222	352,712
Pre-tax adjustments:
Amortization of intangibles	21,613	21,690	86,878	87,003
Restructuring costs	16,336	(293)	38,354	18,797
Net foreign currency exchange (gain) loss	(7,037)	23,429	22,901	42,070
Integration, transition and operational improvement costs	61,290	37,403	172,764	127,261
Advisory fee	1,630	6,250	20,380	25,000
Cash-based compensation expense	6,294	5,645	24,626	31,040
Stock-based compensation expense	34,067	—	34,067	—
Other items	20,568	16,539	67,055	47,629
Tax Adjustments:
Tax impact of pre-tax adjustments (a)	(31,922)	(27,027)	(110,207)	(95,539)
Other miscellaneous tax adjustments (b)	7,142	742	6,846	2,145
Non-GAAP Net Income	$213,097	$220,902	$627,886	$638,118
(a) Tax impact of pre-tax adjustments reflects the current and deferred income taxes associated with the above pre-tax adjustments in arriving at Non-GAAP Net Income.
(b) Other miscellaneous tax adjustments represent non-recurring adjustments resulting from valuation allowance adjustments of ($2,608) in the Thirteen Weeks Ended December 30, 2023 and the Fiscal Year Ended December 30, 2023; adjustments of uncertain tax liabilities of ($2,184) in the Fiscal Year Ended December 28, 2024; $4,788 non-recurring adjustments to certain deferred tax assets related to IRC Section 162(m) limitations on the tax deductibility of officers' compensation in the Thirteen Weeks Ended December 28, 2024 and the Fiscal Year Ended December 28, 2024; and other minor non-recurring items.

The following is a reconciliation of net income to adjusted free cash flow:

($ in thousands)	Thirteen Weeks Ended December 28, 2024	Thirteen Weeks Ended December 30, 2023	Fiscal Year Ended December 28, 2024	Fiscal Year Ended December 30, 2023
Net Income	$83,116	$136,524	$264,222	$352,712
Depreciation and amortization	48,429	45,378	189,331	184,148
Other non-cash items and changes to non-working capital assets/liabilities	239,998	87,662	56,104	(177,842)
Changes in working capital	(61,582)	(270,504)	(175,818)	(300,194)
Cash (used in) provided by operating activities	$309,961	$(940)	$333,839	$58,824
Capital expenditures	(36,060)	(36,549)	(142,703)	(201,535)
Proceeds from deferred purchase price of factored receivables	63,322	50,927	252,199	162,622
Adjusted free cash flow	$337,223	$13,438	$443,335	$19,911

The following is a reconciliation of basic and diluted GAAP EPS to basic and diluted non-GAAP EPS:

	Thirteen Weeks Ended December 28, 2024	Thirteen Weeks Ended December 30, 2023	Fiscal Year Ended December 28, 2024	Fiscal Year Ended December 30, 2023
Basic and Diluted EPS - GAAP (a)	$0.36	$0.61	$1.18	$1.59
Amortization of intangibles	0.09	0.10	0.39	0.39
Restructuring costs	0.07	—	0.17	0.08
Net foreign currency exchange (gain) loss	(0.03)	0.11	0.10	0.19
Integration, transition and operational improvement costs	0.26	0.17	0.77	0.57
Advisory fee	0.01	0.03	0.09	0.11
Cash-based compensation expense	0.03	0.03	0.11	0.14
Stock-based compensation expense	0.15	—	0.15	—
Other items	0.09	0.07	0.30	0.21
Tax Adjustments:
Tax impact of pre-tax adjustments	(0.14)	(0.13)	(0.50)	(0.42)
Other miscellaneous tax adjustments	0.03	—	0.03	0.01
Non-GAAP Basic and Diluted EPS (a)	$0.92	$0.99	$2.79	$2.87
(a) GAAP and non-GAAP Diluted EPS for the Thirteen Weeks Ended December 28, 2024 and the Fiscal Year Ended December 28, 2024 includes 288,173 and 72,043, respectively, of outstanding restricted stock units that are dilutive.

Our GAAP and non-GAAP diluted EPS, Adjusted EBITDA and non-GAAP net income amounts include the impact of $20.3 million, or $0.07 per share for the Thirteen Weeks Ended December 28, 2024, and $29.1 million, or $0.10 per share, for the Fiscal Year Ended December 28, 2024, from the discrete India charges noted earlier in this release.

Our release contains forward-looking estimates of non-GAAP diluted EPS for the fiscal first quarter 2025. We provide this non-GAAP measure to investors on a prospective basis for the same reasons (set forth above) that we provide it to investors on a historical basis. We are unable to provide a reconciliation of our forward-looking estimate of fiscal first quarter 2025 GAAP diluted EPS to a forward-looking estimate of fiscal first quarter 2025 non-GAAP diluted EPS because certain information needed to make a reasonable forward-looking estimate of GAAP diluted EPS for fiscal first quarter 2025 is unreasonably difficult to predict and estimate and is often dependent on future events that may be uncertain or outside of our control, such as unanticipated non-recurring items not reflective of ongoing operations. In addition, we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on our future financial results. Our forward-looking estimates of both GAAP and non-GAAP measures of our financial performance may differ materially from our actual results and should not be relied upon as statements of fact.